Exhibit 99.1

SumTotal Acquires MindSolve Technologies, Inc.

Mountain View, Calif. – November 14, 2006 – SumTotal® Systems (Nasdaq: SUMT), the largest provider of talent and learning solutions, has acquired Gainesville, Fla.-based MindSolve® Technologies, Inc., a privately held provider of performance management software.

“We are buying MindSolve because our strategy is to transform SumTotal by offering best-of-breed solutions for each segment of talent management, both in pure-play market opportunities as well as integrated suite opportunities,” said Don Fowler, chief executive officer of SumTotal.

According to The Yankee Group, the market for talent management software – which deals with employee learning, performance, compensation and recruitment – will expand “at a compound annual growth rate of 17 percent.” Researchers expect that market to be worth approximately $2 billion by 2008.

“By developing and selling solutions for each segment of talent management, we believe we will address customers’ demands, grow our business and shape the market’s vision for these products,” added Fowler. “We believe that once we are through the initial integration activities, MindSolve will add a quarterly revenue run-rate of between $1.5 million and $2 million and generate positive cash flow from operations.”

By acquiring MindSolve, SumTotal adds its own performance management capability to an award-winning learning management suite, which delivers and tracks training over the Internet. According to industry analysts, the MindSolve solution provides best-in-class, patented technology for analyzing employee “bench strength,” creating and managing succession plans, aligning goals, appraising performance and evaluating compensation.

For example, Bersin & Associates – a research firm specializing in learning and talent management – states that MindSolve offers a “unique and compelling approach to performance management.” 1 Bersin says that MindSolve’s technology offers “integration with ‘balanced scorecard’ applications and a patented user interface with proven efficiency and accuracy”, which customers such as Ernst & Young, Pfizer and Sonoco Products Corp. have purchased.

And Gartner writes in a report titled “MarketScope for Employee Performance Management Software, 2005” that “MindSolve has strong overall functionality. MindSolve is most appropriate for large companies that want deep performance management functionality and value strong manager support tools.”

“Over the years, we’ve made considerable investments in R&D, so we feel our technology is very strong,” said Dan Boccabella, general manager for MindSolve. “This merger, in the minds of MindSolve’s shareholders and management team, gives us a worldwide distribution channel and access to the industry’s leading learning solutions.”

[1]	Performance Management 2006: Market Analysis, Trends, Best Practices, and Vendor Profiles, page 143, available at www.bersin.com/perfmgt.

“SumTotal has acquired a proven, best-of-breed solution, which SumTotal customers can benefit from immediately,” said Josh Bersin, president and founder of Bersin & Associates. “We believe that performance management solutions are becoming the core of integrated talent management.2 SumTotal now has the opportunity to integrate the MindSolve solution with SumTotal’s learning management suite to deliver a complete solution for integrated performance and learning management.”

Acquisition Terms

Under terms of the transaction, MindSolve shareholders will receive approximately $5.2 million in cash along with 925,000 shares of SumTotal common stock. The company will also incur additional cash obligations due to deal-related and retention expenses of approximately $1.5 million. The transaction was unanimously approved by the SumTotal and MindSolve Boards of Directors and the MindSolve shareholders. The shares are issued pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D.

Craig-Hallum Capital Group LLC provided financial advisory services to SumTotal Systems in this transaction.

Updated Guidance for the Fourth Quarter of 2006

Under generally accepted accounting principles, or GAAP, SumTotal estimates that MindSolve will add between $0.1 million and $0.2 million in revenue and between $0.7 million and $0.9 million in expenses resulting in an increase in the net loss of between $0.5 million and $0.8 million.

On a non-GAAP basis, SumTotal estimates that MindSolve will add between $0.3 million and $0.4 million in revenue and add between $0.5 million and $0.7 million in expenses, resulting in a reduction in the net income of between $0.1 million and $0.4 million.

The weighted average number of shares for the quarter will increase by approximately 480,000 as a result of this transaction.

The reconciling items between GAAP and non-GAAP net income (loss) are estimated to be $0.2 million related to the acquisition adjustment to write-down deferred revenue, and $0.2 million for amortization of intangibles.

In managing its business financial performance and establishing internal financial plans and targets, the company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in

[2]	The Convergence of Learning and Talent Management: Has Talent Management Arrived? Available at www.bersin.com/convergence.

accordance with GAAP, but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, November 14, 2006, at 5:30 a.m. (Pacific Time) / 8:30 a.m. (Eastern Time) to discuss SumTotal’s acquisition of MindSolve. A live audio webcast is available to investors and the public at www.sumtotalsystems.com under the Investor Relations section, or interested parties may call the U.S. toll-free number 866-406-5408, access code: 8109658. The international dial-in is +1 973-582-2770, access code: 8109658

In addition to the webcast and telephone lines, a telephone replay will be available on Tuesday, November 14, 2006, beginning at approximately 12:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, November 21, 2006. Investors and other parties can access the replay by dialing the U.S. toll-free number: 877-519-4471, access code: 8109658. The international dial-in number is +1 973-341-3080 access code: 8109658.

About SumTotal Systems, Inc.

SumTotal Systems (NASDAQ: SUMT) is the largest provider of talent and learning solutions. SumTotal deploys mission-critical solutions that align talent and knowledge with business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, in London, Paris, Frankfurt, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor Statement/ Forward-Looking Statements

Information in this press release and accompanying conference call contain forward-looking statements and management’s estimates regarding future performance of the company, including without limitation, updated financial guidance for the fourth quarter ending December 31, 2006. These statements represent SumTotal Systems’ current expectations or beliefs concerning its results and future events, including statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue, expenses, loss, and income; the company’s ability to successfully integrate the MindSolve business, product offerings and technology as a result of the acquisition; revenue adjustments; continued growth in deferred revenue balance and pipeline; and the company’s competitive position and business model, including its leadership position. These statements are only predictions and not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, the failure to: (i) successfully integrate the MindSolve business and product offerings into the SumTotal business and product offerings in a timely matter; so that, the financial projections will be met; (ii) successfully achieve the expected synergies from MindSolve’s technology and SumTotal’s sales and marketing resources; (iii) successfully scale the MindSolve business without significant additional expense; (iv) retain MindSolve customers; (v) accurately forecast the acquisition-related integration and allocation of the purchase price to in-process research and development, goodwill and other intangibles; (vi) retain key employees; and (vii) successfully address technological developments and standards and changing client needs. These and other risks and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on March 28, 2006, its quarterly report on Form 10-Q filed on November 9, 2006, its Form S-3/As filed on September 28, 2006, and October 2, 2006, and its Form 8-Ks. SumTotal Systems assumes no obligation to update the information contained in this press release or discussed in today’s conference call. The forward-looking statements contained in this release are made as of November 14, 2006, and SumTotal does not assume any obligation to update such statements in this press release or in the accompanying conference call to reflect events or circumstances occurring after the date of this release.

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Media contact:

Bill Perry

SumTotal Systems, Inc.

bperry@sumtotalsystems.com

+1 614-975-7538

Investor contact:

Gwyn Lauber

SumTotal Systems, Inc.

glauber@sumtotalsystems.com

+1 650-934-9594